Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2023, relating to the consolidated financial statements of Drilling Tools International Holdings, Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Weaver and Tidwell, L.L.P.

Oklahoma City, Oklahoma

July 20, 2023